                                                                EXHIBIT 99(c)(1)

                             EMPLOYMENT AGREEMENT
                             --------------------


     AGREEMENT by and between Roney & Co., a Delaware corporation (the "Company"), and ________________ (the "Employee"), dated as of the ______ day of ____, 1998.

     In light of the acquisition (the "Acquisition") by First Chicago NBD Corporation ("FCN") of the assets and liabilities of Roney & Co., L.L.C. ("Roney"), pursuant to the Asset Purchase Agreement (the "Purchase Agreement") dated as of November 18, 1997 by and between FCN and Roney, and the transfer of certain of the Roney assets and liabilities to the Company, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholder to assure that the Company will have the continued dedication of the Employee to provide the Company with continuity of services after the Acquisition. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Effective Date. The "Effective Date" shall mean the Closing Date (as defined in the Purchase Agreement).

     2. Employment Period. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on third annual anniversary of the Effective Date (the "Employment Period"); provided, however, that it is understood and agreed that the Employee is employed by the Company "at will" and notwithstanding any other provision of this Agreement to the contrary, may be terminated by the Company at any time with or without cause.

     3. Terms of Employment. (a) Position and Duties. During the Employment Period, the Employee shall perform such services for the Company as are generally consistent with the authority, duties and responsibilities as are assigned to the Employee on the Effective Date or which may be assigned to the Employee thereafter by the Chief Executive Officer of the Company; provided, however, that (i) any and all such authority, duties and responsibilities shall be consistent with and similar to those duties which the Employee performed for Roney immediately prior to the Effective Date unless consented to by the Employee in such Employee's discretion and (ii) the Employee shall not be required to regularly work at an office which is located more than 50 miles outside of the radius of the principal office or offices of Roney at which the Employee works at the Effective Date without the prior written consent of the Employee, which consent may be granted or withheld in the Employee's sole discretion.

     (b) Compensation and Employee Benefits.  During the Employment Period, the

Employee shall be entitled to receive compensation, and participate in other employee plans or arrangements, under the Company's applicable compensation and benefit plans in effect at the Effective Date or in effect during the Employment Period, it being understood that FCN shall maintain Roney's compensation and other employee plans or arrangements existing on the Effective Date for a period of three years from the Effective Date or such shorter period as may be agreed upon by FCN and the Board.

     4. Termination of Employment. (a) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. If the Company determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative. If the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

     (b) Other Terminations. The Company reserves the right to terminate the Employee's employment for any reason during the Employment Period. If the Employee's employment is terminated by the Company for any reason other than death or Disability, the Date of Termination shall be the date of termination specified by the Company.

     5. Damages. (a) The Employee acknowledges that the continuity of existing management, including the Employee, following completion of the Acquisition was a critical factor in FCN's assessment of the likely benefits to be derived from the Acquisition and that the willingness of the senior Employees, including the Employee, to enter into employment agreements such as this was a material inducement to proceed with the Acquisition. The Employee also acknowledges that, if the Employee's employment hereunder is terminated prior to the end of the Employment Period by the Employee voluntarily and not for reasons attributable either to (i) the Company's failure to comply with the terms of this Agreement or (ii) such Employee's death or Disability (a "Voluntary Quit"), the damages to the Company would be material, but that the amount of such damages would be uncertain and not readily ascertainable.

     (b) Accordingly, the Employee agrees that if the Employee Voluntarily Quits prior to the expiration of the Employment Period, the Employee shall make a cash payment as and for liquidated damages. If the Voluntary Quit occurs prior to the first anniversary of the Effective Date, the amount of such cash payment shall be the amount set forth on Exhibit A hereto; if the Voluntary Quit occurs on or after the first anniversary, but prior to the second anniversary, of the Effective Date, the amount of such cash payment shall be the amount set forth on Exhibit A hereto; and if the Voluntary Quit occurs on or after the second anniversary of the Effective Date, but prior to the expiration of the Employment Period, the amount of such cash payment shall be the amount set forth in Exhibit A.

     (c) The Employee acknowledges that the amounts referenced in this Section 5 and set forth in Exhibit A are reasonable in proportion to the probable damages likely to be sustained by the Company if the Employee Voluntarily Quits prior to the expiration of the Employment Period, that the amount of actual damages to be sustained by the Company in the event the Employee Voluntarily Quits is incapable of precise estimation, that the payment of such cash amounts by the Employee would not result in severe economic hardship for the Employee and his family, and that such cash payments are not intended to constitute a penalty or punitive damages for any purposes.

     (d) The Employee's payment obligations under this Section 5 shall be full recourse obligations and shall be secured by a pledge of the number of the shares of FCN Common Stock received by the Employee in the Acquisition (pursuant to Section II.A of the Purchase Agreement) pursuant to a Pledge Agreement, in substantially the form of Exhibit B hereto (the "Pledge Agreement"), to be entered into by the Employee and the Company concurrently with the execution and delivery of this Agreement, provided that the Employee shall have the right to substitute collateral reasonably acceptable to the Company (the "Collateral") which shall then be subject to the Pledge Agreement. If the net proceeds of the disposition of such shares of FCN Common Stock or the Collateral pursuant to the Pledge Agreement are insufficient to satisfy the Employee's payment obligation hereunder, the Employee shall be obligated to make up the shortfall out of his or her other personal assets. If the net proceeds of the disposition of such shares of FCN Common Stock or the Collateral pursuant to the Pledge Agreement exceed the amount of the Employee's payment obligation hereunder, the Company promptly shall pay such excess amount and, if applicable, return any excess shares or Collateral, to the Employee as soon as is reasonably practicable.

     (e) No liquidated damages shall be payable by the Employee, the Pledge Agreement shall terminate and the FCN Common Stock or other Collateral held by the Company shall be returned to the Employee in accordance with the Pledge Agreement in the event the Employee's employment is terminated prior to the expiration of the Employment Period for any reason other than if the Employee Voluntarily Quits.

     (f) During the Employment Period, the provisions of this Section 5 and the Pledge Agreement shall constitute the Company's sole and exclusive remedy if an Employee Voluntarily Quits.

     6. Obligations of the Company upon Termination. (a) Death. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than for payment of any accrued obligations with respect to the Employee and a release of the shares of FCN Common Stock or Collateral subject to the Pledge Agreement. Any such accrued obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

     (b) Disability. If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee, other than for payment of any accrued obligations with respect to the Employee and a release of the shares of FCN Common Stock or Collateral subject to the Pledge Agreement. Any such accrued obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

     (c) Other Terminations by the Company. If the Employee's employment is terminated by the Company during the Employment Period for other than death or Disability, this Agreement shall terminate without further obligations to the Employee, other than for payment of any accrued obligations to the Employee and a release of the shares of FCN Common Stock or Collateral subject to the Pledge Agreement. Any such accrued obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

     (d) Set-Off. The Company's obligation to pay any accrued obligations pursuant to this Section 6 (other than the Company's obligation to release shares of FCN Common Stock or Collateral subject to the Pledge Agreement as provided for in this Section 6) is subject to and may be reduced by all rights of set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee.

     7. Confidential Information. (a) The Employee shall hold in a fiduciary capacity for the benefit of the Company and its affiliates all secret or confidential information, knowledge or data (including, without limitation, customer lists) relating to Roney, the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by Roney, the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such secret or confidential information, knowledge or data to anyone other than the Company and those designated by it.

     (b) In the event of a breach or threatened breach of this Section 7, the Employee agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach and the Employee acknowledges that damages would be inadequate and insufficient.

     (c) Any termination of the Employee's employment or of this Agreement shall have no effect on the continuing operation of this Section 7.

     8.  Indemnification. The Company hereby reaffirms its obligation under
Section V.L. of the Purchase Agreement to provide for indemnification of the Employee on the terms and conditions set forth in said Section V.L.

     9. Successors. (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. This Agreement may be assigned by the Company with notice to, but without the consent of, the Employee to an affiliate of the Company but may not be assigned to any other person without the prior written consent of the Employee; provided, however, that the Company may not assign this Agreement to an affiliate unless and until it concurrently assigns the Pledge Agreement to such affiliate. For purposes of this Section 9, an affiliate shall be an entity controlling, controlled by, or under common control with, the Company.

     (c) As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     10. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Employee:
     ------------------

     To the Employee named above at the address indicated for said Employee in the Company's records

     If to the Company:
     -----------------

     Roney & Co.
     c/o First Chicago NBD Corporation
     One First National Plaza
     Chicago, Illinois 60670
     Attention: Terence C. Wise
                Suite 0035

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee or a representative or authorized agent of such addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Employee's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) From and after the Effective Date, this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

EMPLOYEE                            RONEY & CO.

____________________________        By:_______________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT A
                                                                       ---------



Cash Payment for a Voluntary Quit prior
to first annual anniversary of Effective Date*                $__________


Cash Payment for a Voluntary Quit on or after
first annual anniversary of Effective Date and
prior to second annual anniversary of Effective Date*         $__________


Cash Payment for a Voluntary Quit on or after second
annual anniversary of Effective Date and prior to
third annual anniversary of Effective Date*                   $___________

*To the extent that the aggregate amount of the Deferred Payment (as defined in the Purchase Agreement) payable to the Employee pursuant to Section II.A of the Purchase Agreement is adjusted pursuant to the Purchase Agreement or as a result of the termination of another Principal's interest prior to the Effective Date, the amounts set forth on this Exhibit A for liquidated damages will be adjusted automatically by the amount of the increase or decrease in the Employee's Deferred Payment without the need for any action by the Employee or the Company. (For example, if the Employee's Deferred Payment amount is increased by $30,000, the liquidated damages amount set forth above will be increased by $30,000 for the period prior to the first annual anniversary of the Effective Date, will be increased by $20,000 for the period from and after the first annual anniversary and prior to the second annual anniversary of the Effective Date, and will be increased by $10,000 for the period from and after the second annual anniversary and prior to the third annual anniversary of the Effective Date.)

                                                                       EXHIBIT B
                                                                       ---------

                                PLEDGE AGREEMENT
                                ----------------


          PLEDGE AGREEMENT, dated as of _______________, 199__ (this "Agreement"), by and between Roney & Co., a Delaware corporation ("Company"), and _____________________ (the "Pledgor").


                                    RECITALS

          A. Employment Agreement. Company and the Pledgor have entered into an Employment Agreement dated as of the date hereof (the "Employment Agreement"). (Capitalized terms used herein and not otherwise defined having the same meanings ascribed to them in the Employment Agreement.)

          B. The Pledge. Pursuant to Section 5(d) of the Employment Agreement, the Pledgor has agreed to secure the Pledgor's contingent payment obligations to the Company as set forth in Section 5(b) of the Employment Agreement (the "Liquidated Damages") by pledging to Company the shares (the "Pledged Shares") of common stock, $1.00 par value, of FCN (the "Common Stock") that were issued to the Pledgor pursuant to Section II.A of the Purchase Agreement, with the number of Pledged Shares to be reduced as set forth herein.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Pledge. As collateral security for the full and timely payment of the principal of the Liquidated Damages, the Pledgor hereby delivers, deposits, pledges, transfers and assigns to Company, in form transferable for delivery, and creates in Company a security interest in all the Pledged Shares and all certificates or other instruments or documents evidencing the same now owned by the Pledgor, and, except as set forth in Section 2(a) hereof, all proceeds thereof (together with any securities or property to be delivered to the Pledgor pursuant to Section 2(b) hereof, the "Pledged Securities").

          The Pledgor hereby delivers to Company appropriate undated security transfer powers duly executed in blank for the Pledged Securities set forth above and will deliver appropriate undated security transfer powers duly executed in blank for the Pledged Securities to be pledged hereunder from time to time.

          2. Administration of Security. The following provisions shall govern the administration of the Pledged Securities:

          (a) So long as no Event of Default has occurred and is continuing (as used herein, an "Event of Default" shall mean the Employee becoming obligated to make a cash payment to Company under Section 5(b) of the Employment Agreement and failing to make such cash payment when the same shall be due), the Pledgor shall be entitled to vote the Pledged Securities and to receive and retain all cash, and except as set forth in Section 2(b) below, other distributions thereon and give consents, waivers and ratifications in respect thereof.

          (b) If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any certificate representing Common Stock in respect of any stock split, reverse stock split, stock dividend or any distribution in connection with any reclassification, increase or reduction of capital, in each case, with respect to the Pledged Securities, the Pledgor agrees to accept the same as Company's agent and to hold the same in trust on behalf of and for the benefit of Company and to deliver the same forthwith to Company in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated security transfer powers duly executed in blank to be held by Company, subject to the terms of this Agreement, as additional collateral security for the Liquidated Damages.

          (c) The Pledgor shall immediately upon request by Company and in confirmation of the security interest hereby created, execute and deliver to Company such further instruments, deeds, transfers, assurances and agreements, in such form and substance as Company shall reasonably request, including any financing statements and amendments thereto, or any other documents, required under Delaware law and any other applicable law to protect the security interest created hereunder.

          (d) Subject to any sale or other disposition by Company of the Pledged Securities pursuant to this Agreement, the Pledged Securities shall be returned promptly to the Pledgor as set forth below:

               (i) upon the first anniversary of the date hereof, one-third of the number (the "Original Number") of the Pledged Shares set forth in Recital B of this Agreement (and any additional Pledged Securities received by or on behalf of the Pledgor in respect of such amount of such Pledged Shares) shall be returned to the Pledgor (and shall no longer be considered "Pledged Shares" or "Pledged Securities");

               (ii) upon the second anniversary of the date hereof, one-third of the Original Number of the Pledged Shares (and any additional Pledged

          Securities received by or on behalf of the Pledgor in respect of such amount of such Pledged Shares) shall be returned to the Pledgor (and shall no longer be considered "Pledged Shares" or "Pledged Securities"); and

               (iii) upon the earliest to occur of (A) the death or Disability of the Employee, (B) the third anniversary of the date hereof, (C) payment in cash or other satisfaction by the Pledgor of all Liquidated Damages due pursuant to Section 5(b) of the Employment Agreement and
          (D) termination of the Employee's employment for any reason other than a Voluntary Quit, all remaining Pledged Securities shall be returned to Pledgor and this Agreement shall terminate.

          (e) Company shall immediately upon request by the Pledgor execute and deliver to the Pledgor such instruments, deeds, transfers, assurances and agreements, in form and substance as the Pledgor shall reasonably request, including the withdrawal or termination of any financing statements and amendments thereto, or any filing, withdrawal, termination or amendment of any other documents, required under law to vest in Pledgor possession of any securities that are required to be returned to the Pledgor in accordance with
Section 2(d) hereof.

          (f) In the event the number of Pledged Shares to be returned to the Pledgor pursuant to Section 2 hereof includes a fractional share, the Company shall return to Pledgor the number of whole Pledged Shares equal to the next lowest whole number of Pledged Shares.

          3.   Remedies in Case of an Event of Default.

          (a) If an Event of Default has occurred and is continuing, as its sole and exclusive remedy hereunder (whether or not the Company exercises such remedy), Company may take ownership (without payment of any consideration) of such number of Pledged Securities as are necessary (based upon the Fair Market Value thereof) to satisfy the unpaid portion of Liquidated Damages due and payable under Section 5(b) of the Employment Agreement by giving written notice to the Pledgor (the "Enforcement Notice"). Effective upon the giving of the Enforcement Notice, and without further action on the part of the parties to this Agreement, Company (or an affiliate of the Company) shall be deemed to have taken ownership of such Pledged Securities and to have disposed of such Pledged Securities for proceeds having a value equal to the Fair Market Value (as defined below) of such Pledged Securities as of such date. Company shall be deemed to have applied such proceeds to the payment of any unpaid Liquidated Damages. Any excess proceeds from the deemed sale of such Pledged Securities shall be for the Pledgor's account and shall be paid over to the Pledgor in cash no later than three days after the giving of the Enforcement Notice.

          (b) The "Fair Market Value" of the Pledged Securities as of any date for purposes of this Agreement means the product of (i) the number of shares of Pledged Securities on such date multiplied by (ii) the average of the daily closing prices for a share of Common Stock for the 10 consecutive trading days before the date the Employee Voluntarily Quits (the "Average Closing Price"). The closing price for each day will be the average closing price as reported on the New York Stock Exchange Composite Transaction Tape or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case as reported by the New York Stock Exchange.

          (c) Section 3(a) sets forth the exclusive remedies of Company in respect of the Pledged Securities. Company hereby waives (to the extent that such remedy arises solely by virtue of the security interest granted hereunder) any and all other remedies in respect of the collateral that are or may be available to it as a secured party under Article 9 of the Uniform Commercial Code. Neither failure nor delay on the part of Company to exercise any right, remedy, power or privilege provided for in this Section 3 shall operate as a waiver thereof.

          4. Substitute Collateral. The Pledgor may substitute for the Pledged Securities any collateral of equal or greater value (which, in the case of Pledged Securities, is the Fair Market Value thereof) reasonably acceptable to Company (the "Substitute Collateral"). From and after any such substitution, the Pledged Securities shall be released from this Agreement and the provisions of this Agreement shall apply to the Substitute Collateral to the same extent that such provisions would have applied to the Pledged Securities.

          5. Pledgor's Obligations Not Affected. The obligations of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by, (a) any subordination, amendment or modification of or addition or supplement to the Employment Agreement or any assignment or transfer of any thereof; (b) any exercise or non-exercise by Company of any right, remedy, power or privilege under or in respect of this Agreement, the Employment Agreement or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of Company, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; (e) any substitution of collateral pursuant to Section 4 above; or
(f) any other act or omission to act or delay of any kind by the Pledgor, Company or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause (f), constitute a legal and equitable discharge of the Pledgor's obligations hereunder.

          6. Attorney-in-Fact. Company (and any affiliate of the Company) is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Company reasonably may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

          7. Termination. Upon the earliest to occur of the events set forth in Section 2(d)(iii) hereof, this Agreement shall terminate and Company shall return to the Pledgor the remaining Pledged Securities as provided in such Section.

          8. Notices. All notices or other communications required or permitted to be given hereunder shall be delivered as provided in the Employment Agreement.

          9. Binding Effect, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement. No transfer, sale, pledge, hypothecation or other disposition of Pledged Securities by the Pledgor shall be permitted hereunder, and any such transfer shall be null and void.

          10. Miscellaneous. Company and its assigns shall have no obligation in respect of the Pledged Securities, except to hold and dispose of the same in accordance with the terms of this Agreement. Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Agreement shall be binding upon the successors and assigns of the Pledgor. The captions in this Agreement are for convenience of reference only and shall not define or limit the provision hereof. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. This Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                              RONEY & CO.

                              By:______________________________
                                    Name:
                                    Title:

                              PLEDGOR

                              __________________________________

                          IRREVOCABLE STOCK/BOND POWER
                          ----------------------------

FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign and transfer to

________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
                                     SOCIAL SECURITY OR TAXPAYER IDENTIFYING NO.


________________________________________________________________________________
(Name of transferee and mailing address including zip code must be clearly indicated)

              ____________ shares of the ______________ stock of _______________
IF STOCK, {   represented by Certificate No. ___________________________________
COMPLETE           standing in the name of the undersigned on the books of said
THIS PORTION       Company.

              _________________________ bonds of _______________________________
IF BONDS, {   in the principal amount of $ _____________, No.___________________
COMPLETE           standing in the name of the undersigned on the books of said
THIS PORTION       Company.

          The undersigned does (do) hereby irrevocably constitute and appoint __________________________ attorney to transfer the said stock or bond(s), as the case may be, on the books of said Company, with full power of substitution in the premises.

Dated ________________
                                         _______________________________________
  IMPORTANT - READ CAREFULLY           (PERSONS EXECUTING THIS POWER SIGNS HERE)
  --------------------------

The signature(s) to this Power must correspond with the name(s)_________________ as written upon the face of the stock certificate(s) or bond(s), as the case may be, in every particular without alteration or enlargement or any change whatever and must be guaranteed by____________________ a commercial bank or a trust company having its principal office or a correspondent in the City of Chicago or by a firm having membership in the New York or Midwest Stock Exchange.